Exhibit 5.1

WINSTON & STRAWN LLP

35 W. Wacker Drive

Chicago, IL 60601

August 7, 2006

Energy Transfer Partners, L.P.

2838 Woodside Street

Dallas, Texas 75204

Re:	Registration Statement on Form S-3 of Energy Transfer Partners, L.P. and the Subsidiary Guarantors (as defined below)

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries (the “Subsidiary Guarantors”) of (i) units representing limited partner interests in the Partnership (the “Units”), (ii) the Partnership’s debt securities (the “Debt Securities”) and (iii) guarantees of such Debt Securities by the Subsidiary Guarantors (the “Guarantees” and, collectively with the Units, the Debt Securities and the Guarantees, the “Securities”), to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we advise as follows:

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership and the respective certificates of limited partnership, incorporation or formation, as applicable (or similar organizational documents), of each of the Subsidiary Guarantors, as each is currently in effect, (ii) the Amended and Restated Agreement of Limited Partnership of the Partnership and the respective agreements of limited partnership, bylaws or operating agreements, as applicable (or similar organizational documents), of each of the Subsidiary Guarantors, as each is currently in effect, (iii) the Registration Statement on Form S-3 to be filed by the Partnership and the Subsidiary Guarantors under the Act with respect to the Securities (the “Registration Statement”) and (iv) the forms of Senior and Subordinated Indenture filed as exhibits to the Registration Statement under which Debt Securities may be issued (each, an “Indenture”). We have also examined originals, or copies certified to our satisfaction, of such records of the Partnership and the Subsidiary Guarantors and other instruments, certificates of public officials and representatives of the Partnership and the Subsidiary Guarantors and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. As to certain facts material to this opinion, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Partnership and the Subsidiary Guarantors.

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant and subject to (a) the terms of the Securities being otherwise in compliance with applicable law at the time of issuance thereof, (b) the Registration Statement being effective under the Act and the applicable Indenture under which Debt Securities and related Guarantees of each series are issued having been qualified under the Trust Indenture Act of 1939, as amended, (c) the appropriate action being taken by the Partnership and the Subsidiary Guarantors to authorize the form, terms, amount, execution and delivery of the applicable Securities and (d) the receipt of any legally required consents, approvals, authorizations, and other orders of the Securities Exchange Commission, we are of the opinion that:

A. The Units, when duly issued, sold and delivered in accordance with an appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereof, will be validly issued in accordance with the Partnership Agreement.

B. The Debt Securities and the Guarantees, when duly executed, authenticated and delivered in accordance with the applicable Indenture and sold pursuant to the appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereof, the Prospectus and any Prospectus Supplement related thereto, will be validly issued and will constitute the valid and binding obligations of the Partnership or the Subsidiary Guarantors, enforceable against the Partnership and the Subsidiary Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any laws other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Texas Revised Limited Partnership Act and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours,

/s/    WINSTON & STRAWN LLP